Exhibit 99.1

McorpCX, Inc. Expands Marketing Department and Implements Investor Awareness Program

October 5, 2016 -- Customer experience (“CX”) solutions company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) (“McorpCX” or the “Company”) is pleased to announce the appointments of Michael Volkin as Marketing Director, and of Barwicki Investor Relations as the Company’s investor relations firm.

“I am delighted to welcome Michael Volkin to our team,” said Michael Hinshaw, McorpCX President and CEO. “Michael brings significant expertise and a tremendous track record of driving sales growth and brand awareness through the development and implementation of strategic, cross-channel digital marketing programs. His passion for marketing and its linkage to sales is an excellent fit for McorpCX, as the Company looks to expand its customer experience platform and distribution of its customer analytics software and services.”

Most recently, Michael led digital strategy and channel marketing for Ygrene Energy Fund, a clean energy financing provider. Prior to Ygrene, he was director of marketing at Streetwise Reports, where he was responsible for driving growth by marketing to the investment community. Prior to that, Michael served in the United States Army as a chemical operations sergeant, during which time he supervised soldiers during various missions in Operations Enduring and Iraqi Freedom. He is also a recipient of an Army Commendation Medal.

As leader of McorpCX’s marketing and brand-related activities, Michael Volkin will be responsible for generating sales opportunities and brand awareness, including global brand development, marketing strategy and outreach programs. In collaboration with other members of the McorpCX leadership team, he will be tasked with cultivating opportunities in current and new markets, and growing global awareness for the Company and its customer experience services and analytics software.

McorpCX is also pleased to announce that the Company has retained New York-based Barwicki Investor Relations services. Barwicki Investor Relations is a full service investor relations firm, representing growth-oriented companies to the investment community. Investor relation’s services include financial community and media relations, editorial services and interactive communications, as well as administrative, consulting and advisory services.

Michael Hinshaw stated. “We are pleased to have Andrew Barwicki and his team assist us in effectively communicating our story to retail, fund and institutional investors. Based on the current landscape for technology-driven customer insight products and services like ours, we believe now is the time to take our message to the investment community.”

About McorpCX

McorpCX is a leading customer experience services company delivering consulting and technology solutions to customer-centric organizations. Touchpoint Mapping® - our signature product and approach to quantifying customer experience - automatically maps the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand “Voice-of-the-Customer” insights that are intended to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.

Visit the company online at http://mcorp.cx, and follow @McorpCX on Twitter: https://twitter.com/mcorpcx. Information on our website and on Twitter is not part of this press release.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Media: Denise Marshall at +1-415-526-2655, Ext. 706

Investors: Andrew Barwicki at +1-516-662-9461

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements include statements relating to the Company's business and operations. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future development and pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing and the Company’s dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.